Exhibit 99.2

Select Medical Holdings Corporation Unaudited Pro Forma Consolidated Financial Information

On January 3, 2024, Select Medical Holdings Corporation (“Select,” “we,” or “our”) (NYSE: SEM) announced our intention to separate Concentra Group Holdings Parent, Inc. (“Concentra”) from our business. On July 11, 2024, Concentra Escrow Issuer Corporation (the “Escrow Issuer”) completed a private offering (the “Concentra Notes Offering”) of $650.0 million aggregate principal amount of 6.875% senior notes due 2032 (the “Concentra Notes”) and related guarantees. On July 26, 2024, the Escrow Issuer merged with and into Concentra Health Services, Inc. (“CHSI”), and assumed all of the Escrow Issuer’s obligations under the Concentra Notes and the related indenture.

On July 26, 2024, Concentra completed an initial public offering of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering price of $23.50 per share for net proceeds of $499.7 million after deducting underwriting discounts and commission of $29.1 million, and subsequently, the underwriters exercised the option to purchase an additional 750,000 shares of the Concentra’s common stock for net proceeds of $16.7 million after deducting discounts and commission of $1.0 million (collectively, the “Concentra IPO”).

Also on July 26, 2024, CHSI entered into a senior secured credit agreement (the “Concentra Credit Agreement” and, together with the Concentra Notes Offering and the Concentra IPO, the “Concentra Financing Transactions”) providing for an $850.0 million term loan and a $400.0 million, five-year revolving credit facility. Substantially all of the net proceeds of the Concentra Financing Transactions were (a) used to repay an intercompany note owed by Concentra to us (the “Intercompany Repayment”) or (b) paid to us as a dividend (the “Concentra Dividend”), the proceeds from each of which we used to repay certain of our outstanding indebtedness.

On November 6, 2024, we announced that our board of directors approved a special stock distribution (the “Distribution”) to our stockholders of 104,093,503 shares of common stock of Concentra, representing approximately 81.7% of the outstanding shares of Concentra’s common stock. The Distribution by Select occurred on November 25, 2024 to all of our stockholders as of the record date of November 18, 2024.

On or about December 3, 2024, we intend to issue $550.0 million aggregate principal amount of the 6.250% senior notes due 2032 (the “Select Notes”). Concurrently with the closing of the Select Notes offering, we intend to enter into an amendment to our existing senior secured credit agreement to (i) establish a new incremental term loan in the aggregate principal amount of $1,050.0 million (the “Refinancing Term Loans” and together with the Select Notes, the “Refinancing Transactions”), (ii) extend the tenor of our revolving credit facility to five years from the closing of this offering, (iii) provide for an incremental revolving commitment in an aggregate principal amount of $50.0 million, and (iv) make certain other changes to the credit agreement. We expect to use the net proceeds of the Select Notes Offering, together with the proceeds from the Refinancing Term Loans and cash on hand, to repay in full the term loans currently outstanding under our existing credit agreement, to redeem all of our outstanding 6.250% Senior Notes due 2026, and to pay fees and expenses related to the foregoing.

We refer to the Concentra Financing Transactions, the Intercompany Repayment and Concentra Dividend and our use of the proceeds therefrom, and the Distribution collectively herein as the “Separation.” Following the Distribution, Select’s consolidated financial statements will be updated to reflect Concentra’s financial position and results of operations as discontinued operations.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2024, and for the years ended December 31, 2023, 2022 and 2021, are presented as if the Separation and the Refinancing Transactions occurred as of January 1, 2023. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give effect to the Separation as if it occurred as of January 1, 2023. The adjustments in the “Refinancing Transaction Adjustments” column in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give effect to the Refinancing Transactions as if the Refinancing Transactions occurred as of January 1, 2023. The following unaudited pro forma consolidated balance sheet as of September 30, 2024 is presented as if Separation and the Refinancing Transactions occurred on September 30, 2024. The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2022 and 2021 reflect the effects of reclassifying Concentra as discontinued operations.

The following unaudited pro forma consolidated financial information have been derived from our historical consolidated financial statements as of and for the three years ended December 31, 2023 and the interim unaudited period ended September 30, 2024. The unaudited pro forma consolidated financial information and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2023, and (ii) the unaudited consolidated financial statements, the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The following unaudited pro forma consolidated financial information gives effect to the Separation and the Refinancing Transactions in accordance with Article 11 of the SEC’s Regulation S-X, as amended. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation and the Refinancing Transactions on the Company’s financial condition and results of operations. They are intended for informational purposes only, and do not purport to represent what our financial position and results of operations actually would have been had the Separation occurred on the dates indicated, or to project our financial position or results of operations for any future date or period. The Company’s current estimates on a discontinued operations basis could change as the Company finalizes discontinued operations accounting to be reported in our 2024 Annual Report on Form 10-K for the year ended December 31, 2024.

Select Medical Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2024

(in thousands)

	Select Medical Holdings Corporation Historical (As Reported)	Concentra Discontinued Operations (Note a)	Refinancing Transaction Adjustments		Pro Forma Select Medical Holdings Corporation
ASSETS
Current Assets:
Cash and cash equivalents	$191,468	$(136,822)	$(34,809)	(d)	$19,837
Accounts receivable	1,060,007	(232,202)	—		827,805
Prepaid income taxes	8,669	(1,505)	—		7,164
Other current assets	144,053	(23,041)	—		121,012
Total Current Assets	1,404,197	(393,570)	(34,809)		975,818
Operating lease right-of-use assets	1,321,045	(430,133)	—		890,912
Property and equipment, net	1,040,383	(191,099)	—		849,284
Goodwill	3,555,022	(1,234,707)	—		2,320,315
Identifiable intangible assets, net	312,565	(209,171)	—		103,394
Other assets	369,449	(5,975)	—		363,474
Total Assets	$8,002,661	$(2,464,655)	$(34,809)		$5,503,197
LIABILITIES AND EQUITY
Current Liabilities:
Overdrafts	$14,173	$—	$—		$14,173
Current operating lease liabilities	249,832	(74,411)	—		175,421
Current portion of long-term debt and notes payable	42,785	(9,737)	10,500	(d)	43,548
Accounts payable	170,711	(21,030)	—		149,681
Accrued and other liabilities	768,203	(147,956)	(2,404)	(e)	617,843
Total Current Liabilities	1,245,704	(253,134)	8,096		1,000,666
Non-current operating lease liabilities	1,163,406	(391,037)	—		772,369
Long-term debt, net of current portion	3,098,957	(1,472,610)	(35,762)	(d)	1,590,585
Non-current deferred tax liability	95,557	(22,454)	—		73,103
Other non-current liabilities	98,593	(24,188)	—		74,405
Total Liabilities	5,702,217	(2,163,423)	(27,666)		3,511,128
Redeemable non-controlling interests	30,455	(18,122)	—		12,333
Stockholders’ Equity:
Common stock	130	—	—		130
Capital in excess of par	858,741	—	—		858,741
Retained earnings	1,056,320	(227,064)	(7,143)	(d)(e)	822,113
Total Stockholders’ Equity	1,915,191	(227,064)	(7,143)		1,680,984
Non-controlling interests	354,798	(56,046)	—		298,752
Total Equity	2,269,989	(283,110)	(7,143)		1,979,736
Total Liabilities and Equity	$8,002,661	$(2,464,655)	$(34,809)		$5,503,197

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Select Medical Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2024

(in thousands, except per share data)

	Select Medical Holdings Corporation Historical (As Reported)	Concentra Discontinued Operations (Note a)	Continuing Operations	Transaction Accounting Adjustments		Refinancing Transactions Impact		Pro Forma Select Medical Holdings Corporation
Revenue	$5,309,692	$(1,435,151)	$3,874,541	$—		$—		$3,874,541
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	4,516,553	(1,136,622)	3,379,931	—		—		3,379,931
General and administrative	145,672	(1,569)	144,103	—		—		144,103
Depreciation and amortization	158,151	(51,568)	106,583	—		—		106,583
Total costs and expenses	4,820,376	(1,189,759)	3,630,617	—		—		3,630,617
Other operating income	3,584	(284)	3,300	—		—		3,300
Income from operations	492,900	(245,676)	247,224	—		—		247,224
Other income and expense:
Loss on early retirement of debt	(10,939)	—	(10,939)	10,939	(b)	—		—
Equity in earnings of unconsolidated subsidiaries	49,805	3,676	53,481	—		—		53,481
Interest expense	(143,309)	43,255	(100,054)	35,965	(b)	158	(d)	(63,931)
Income from continuing operations before income taxes	388,457	(198,745)	189,712	46,904		158		236,774
Income tax expense	95,509	(46,241)	49,268	12,444	(c)	42	(e)	61,754
Income from continuing operations	292,948	(152,504)	140,444	34,460		116		175,020
Less: Net income attributable to non-controlling interests	62,860	(11,554)	51,306	—		—		51,306
Net income attributable to Select Medical Holdings Corporation	$230,088	$(140,950)	$89,138	$34,460		$116		$123,714
Earnings per common share:
Basic and diluted	$1.78							$0.96
Weighted average shares outstanding
Basic and diluted	129,192							129,192

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Select Medical Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except per share data)

	Select Medical Holdings Corporation Historical (As Reported)	Concentra Discontinued Operations (Note a)	Continuing Operations	Transaction Accounting Adjustments		Refinancing Transactions Impact		Pro Forma Select Medical Holdings Corporation
Revenue	$6,664,058	$(1,838,081)	$4,825,977	$—		$—		$4,825,977
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	5,732,017	(1,477,648)	4,254,369	—		—		4,254,369
General and administrative	170,193	—	170,193	—		—		170,193
Depreciation and amortization	208,742	(73,051)	135,691	—		—		135,691
Total costs and expenses	6,110,952	(1,550,699)	4,560,253	—		—		4,560,253
Other operating income	1,768	(250)	1,518					1,518
Income from operations	554,874	(287,632)	267,242	—		—		267,242
Other income and expense:
Loss on early retirement of debt	(14,692)	—	(14,692)	(10,939)	(b)	(9,722)	(d)	(35,353)
Equity in earnings of unconsolidated subsidiaries	40,813	526	41,339	—		—		41,339
Interest (expense) income	(198,639)	44,474	(154,165)	169,668	(b)	2,074	(d)	17,577
Income from continuing operations before income taxes	382,356	(242,632)	139,724	158,729		(7,648)		290,805
Income tax expense	82,625	(53,372)	29,253	42,111	(c)	(2,029)	(e)	69,335
Income from continuing operations	299,731	(189,260)	110,471	116,618		(5,619)		221,470
Less: Net income attributable to non-controlling interests	56,240	(4,796)	51,444	—		—		51,444
Net income attributable to Select Medical Holdings Corporation	$243,491	$(184,464)	$59,027	$116,618		$(5,619)		$170,026
Earnings per share:
Basic and diluted	$1.91							$1.33
Weighted average shares outstanding
Basic and diluted	127,706							127,706

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Select Medical Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except per share data)

	Select Medical Holdings Corporation Historical (As Reported)	Concentra Discontinued Operations (Note a)	Pro Forma Select Medical Holdings Corporation
Revenue	$6,333,538	$(1,724,359)	$4,609,179
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	5,600,161	(1,392,475)	4,207,686
General and administrative	153,035	—	153,035
Depreciation and amortization	205,825	(73,667)	132,158
Total costs and expenses	5,959,021	(1,466,142)	4,492,879
Other operating income	28,766	(312)	28,454
Income from operations	403,283	(258,529)	144,754
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	26,407	1,577	27,984
Interest expense	(169,111)	31,641	(137,470)
Income from continuing operations before income taxes	260,579	(225,311)	35,268
Income tax expense	62,553	(45,830)	16,723
Income from continuing operations	198,026	(179,481)	18,545
Less: Net income attributable to non-controlling interests	39,032	(5,516)	33,516
Net income (loss) attributable to Select Medical Holdings Corporation	$158,994	$(173,965)	$(14,971)
Earnings (loss) per share:
Basic and diluted	$1.23		$(0.12)
Weighted average shares outstanding
Basic and diluted	129,185		126,309

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Select Medical Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except per share data)

	Select Medical Holdings Corporation Historical (As Reported)	Concentra Discontinued Operations (Note a)	Pro Forma Select Medical Holdings Corporation
Revenue	$6,204,515	$(1,732,041)	$4,472,474
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	5,285,149	(1,379,566)	3,905,583
General and administrative	146,975	—	146,975
Depreciation and amortization	202,645	(82,210)	120,435
Total costs and expenses	5,634,769	(1,461,776)	4,172,993
Other operating income	144,028	(34,999)	109,029
Income from operations	713,774	(305,264)	408,510
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	44,428	—	44,428
Gain on sale of businesses	2,155	(2,155)	—
Interest income	5,350	—	5,350
Interest expense	(135,985)	31,856	(104,129)
Income before income taxes	629,722	(275,563)	354,159
Income tax expense	129,773	(55,236)	74,537
Net income	499,949	(220,327)	279,622
Less: Net income attributable to non-controlling interests	97,724	(50,527)	47,197
Net income attributable to Select Medical Holdings Corporation	$402,225	$(169,800)	$232,425
Earnings per share:
Basic and diluted	$2.98		$1.72
Weighted average shares outstanding
Basic and diluted	134,750		134,750

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Concentra Discontinued Operations:

(a)	Reflects the discontinued operations of Concentra, including associated assets, liabilities, and equity and results of operations in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations as currently estimated.

Transaction Accounting Adjustments:

(b)	Reflects the estimated reduced interest expense of $82.0 million for the nine months ended September 30, 2024 and $123.7 million for the year ended December 31, 2023, respectively, as a result of the payments made with the cash proceeds received in connection with the Separation to reduce long-term debt obligations. Additionally, the estimated reduced interest expense for the year-ended December 31, 2023 reflects a reclassification of a $46.0 million gain on the interest rate cap cash flow hedge from accumulated other comprehensive income into interest expense for forecasted transactions that were probable not to occur as of that date, which was reported in the historical results for the nine months ended September 30, 2024.

(Thousands)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Reduced interest expense in connection with the Separation	$81,964	$123,669
Reclassification of gain on interest rate cap cash flow hedge	$(45,999)	$45,999
Total decrease in Interest Expense	$35,965	$169,668

As a result of the repayments, a loss on extinguishment of debt related to the write-off of unamortized deferred financing fees of $10.9 million for the year ended. December 31, 2023 is also reflected, which was reported in the historical results for the nine months ended September 30, 2024.

(c)	Reflects the tax effects of the Transaction Accounting Adjustments to pre-tax book income at the applicable statutory income tax rates.

Refinancing Transaction Adjustments:

(d)	Reflects the impacts of the Refinancing Transactions, which includes the estimated reduced interest expense of $0.2 million for the nine months ended September 30, 2024 and $2.1 million for the year ended December 31, 2023, respectively, as a result of lower interest rates on the refinanced debt. With respect to the Refinancing Transactions, the pro forma financial information includes the following assumptions:

•	Refinancing Term Loans in an aggregate principal amount of $1,050.0 million, of which 1% has been classified as current, bearing interest at a rate equal to SOFR + 200% and an original issue discount of $1.3 million;

•	$550.0 million of Senior Notes due 2032 bearing interest at a rate equal to 6.25%; and

•	Estimated debt issuance costs of $22.8 million

The net proceeds of the Refinancing Transactions and $34.8 million of cash on hand, will be used to repay in full the Existing Select Term Loan of $373.0 million, to redeem all of the $1,225.0 million 2026 Notes (including an estimated call premium of $12.8 million) and to pay fees and expenses related to the foregoing.

(Thousands)	As of September 30, 2024
Retirement of Existing Select Term Loan	$(372,982)
Redemption of 2026 Senior Notes	(1,225,000)
2026 Senior Notes call premium	(12,765)
Refinancing Term Loan	1,050,000
Refinancing Term Loan original issue discount	(1,312)
2032 Senior Notes	550,000
Debt issuance costs for Refinancing Transactions	(22,750)
Total change in Cash and Cash Equivalents	$(34,809)

(Thousands)	As of September 30, 2024
Retirement of Existing Select Term Loan	$(372,982)
Redemption of 2026 Senior Notes	(1,225,000)
Write-off of 2026 Senior Notes premium, net of Existing Select Term Loan original issue discount and debt issuance costs	(3,218)
Refinancing Term Loan	1,050,000
Refinancing Term Loan original issue discount	(1,312)
2032 Senior Notes	550,000
Debt issuance costs for Refinancing Transactions	(22,750)
Total change in Debt	(25,262)
Increase in Current Portion of Long-Term Debt	10,500
Total change in Long-Term Debt	$(35,762)

The Refinancing Transactions are assumed to qualify for debt extinguishment accounting resulting in a $9.7 million loss on early retirement of debt ($7.1 million net of taxes), inclusive of the $12.8 million call premium noted above, and the capitalization of new debt issuance costs.

A variance of 1/8% of the weighted average interest rate estimate would result in a $2.0 million change in annual cash interest expense associated with the $1,600.0 million of indebtedness expected to be incurred.

(e)	Reflects the tax effects of the Refinancing Transaction Adjustments to pre-tax book income at the applicable statutory income tax rates.